Contact:
Mark Rupe
Vice President, Investor Relations
Express, Inc.
(614) 474-4465

EXPRESS, INC. COMMENTS ON FOURTH QUARTER 2018 BUSINESS PERFORMANCE

Columbus, Ohio - January 15, 2019 - Express, Inc. (NYSE: EXPR), a leading fashion apparel retailer, today confirmed that fourth quarter to date business performance is tracking within the guidance the Company issued on November 29, 2018. The Company expects to report results for the fourth quarter and full year periods ending February 2, 2019 during the week of March 11, 2019.
About Express, Inc.:
Express is a leading fashion destination and apparel brand for both women and men. Since 1980, Express has provided the latest apparel and accessories for work, casual, jeanswear, and going-out, offering a distinct combination of fashion and quality at an attractive value. The company operates more than 600 retail and factory outlet stores in the United States and Puerto Rico, as well as a best-in-class shopping experience through its website and mobile app. In addition, Express merchandise is available at franchise locations and online in Latin America. For more information, please visit www.express.com.
Forward-Looking Statements:
Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to, guidance and expectations for the fourth quarter and full year 2018, including statements regarding expected comparable sales, net income, and diluted earnings per share. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (3) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (4) competition from other retailers; (5) customer traffic at malls, shopping centers, and at our stores and online; (6) our dependence on a strong brand image; (7) our ability to develop and maintain a relevant and reliable omni-channel experience for our customers; (8) the failure or breach of information systems upon which we rely; (9) our ability to protect customer data from fraud and theft; (10) our dependence upon third parties to manufacture all of our merchandise; (11) changes in the cost of raw materials, labor, and freight; (12) supply chain disruption; (13) our dependence upon key executive management; (14) our growth strategy, including our ability to improve the productivity of our existing stores, open new stores, and grow our e-commerce business; (15) our substantial lease obligations; (16) our reliance on third parties to provide us with certain key services for our business; (17) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (18) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (19) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (20) impairment charges on long-lived assets; and (21) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.